Exhibit 10.8

SOURCING SERVICES AGREEMENT – JS GLOBAL

This SOURCING SERVICES AGREEMENT – JS GLOBAL (this “Agreement”), dated as of [●] (the “Effective Date”), is entered into by and between SharkNinja (Hong Kong) Company Limited, a private company limited by shares incorporated in Hong Kong (“SharkNinja”) and JS Global Trading HK Limited, a private company limited by shares incorporated in Hong Kong (“JSG”) (each, a “Party,” and collectively, the “Parties”).

WHEREAS, SharkNinja and JSG, or their respective Affiliates, are entering into that certain Separation and Distribution Agreement, dated as of the Effective Date (the “SDA”), pursuant to which JSG is being separated into two separate, publicly traded companies, one for each of (i) the JS Global Business, which shall be owned and conducted, directly or indirectly, by JS Global and its Affiliates and (ii) the SharkNinja Business, which shall be owned and conducted, directly or indirectly, by SharkNinja and its Affiliates; and

WHEREAS, in connection with the transactions contemplated by the SDA, JSG wishes to provide to SharkNinja, and SharkNinja wishes to receive from JSG, certain supply chain and product sourcing services, in each case as and to the extent set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS; INTERPRETATION

Section 1.1       Definitions. Capitalized terms used but not defined herein shall have the meaning set forth in the SDA. For purposes of this Agreement, the following terms shall have the following meanings:

(a)      “Affiliate” means, when used with respect to a specified Person and at a point in, or with respect to a period of, time, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person at such point in or during such period of time. For the purposes of this definition, “control”, when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise. It is expressly agreed that, from and after the Effective Date, solely for purposes of this Agreement, (i) no member of the SharkNinja Group shall be deemed an Affiliate of any member of the JS Global Group, and (ii) no member of the JS Global Group shall be deemed an Affiliate of any member of the SharkNinja Group. The Parties agree and acknowledge that the obligations of the Parties and their respective Affiliates pursuant to this Agreement shall not be impacted by way of (i) Wang Xuning’s ownership of SharkNinja or JSG or (ii) Wang Xuning, Timothy Roberts Warner or Hui Chi Kin Max serving as a director, officer or employee of any member of the SharkNinja Group or the JS Global Group, in each case of the foregoing clauses (i)-(ii), except as otherwise expressly set forth in this Agreement.

(b)      “Approved OEM” means any Third Party original equipment manufacturer, contract manufacturing organization or other similar supplier with respect to the Products that is (i) set forth on Schedule 1, or (ii) proposed by JSG and approved by SharkNinja in writing.

(c)      “Arm’s Length Price” refers to the Service Fees or other applicable charges under this Agreement, as determined in accordance with the arm’s length standard under (i) Part 4 of the Taxation (International and Other Provisions) Act 2010, (ii) Treasury Regulations promulgated under Section 482 of the Internal Revenue Code of 1986, as amended, (iii) the Organisation for Economic Cooperation and Development’s transfer pricing guidelines for multinational enterprises and tax administrations, as amended or updated from time to time, or (iv) such other applicable national or multinational standards.

(d)      “Confidential Information” means any and all confidential and proprietary Information disclosed by or on behalf of a Party or its Affiliates (the “Disclosing Party”) to the other Party or its Affiliates (the “Receiving Party”) under or in connection with this Agreement, whether in writing or in oral, graphic, electronic or any other form, that is designated, marked or otherwise identified by the Disclosing Party in writing as, or that under the circumstances would reasonably be understood to be, confidential or proprietary. Confidential Information excludes any and all information that is (i) in the public domain, (ii) lawfully acquired after the Effective Date by the Receiving Party from a Third Party not known to be subject to confidentiality obligations with respect to such Information or (iii) independently developed by the Receiving Party after the Effective Date without reference to any Confidential Information of the Disclosing Party.

(e)      “Procurement Amount” means, with respect to any particular period, the aggregate amount payable by SharkNinja to an Approved OEM for the supply of the Products to SharkNinja during such period under a written agreement with such Approved OEM negotiated by JSG or its Affiliates in connection with the Services under this Agreement.

(f)       “Products” means any products (or components of products) to be sold by or on behalf of SharkNinja or its Affiliates, or any raw materials to be used in connection with the foregoing (as applicable).

(g)      “VAT” means (i) value added tax chargeable within the United Kingdom in accordance with the VATA 1994 and legislation and regulations supplemental thereto, (ii) inside the European Union, value added tax charged pursuant to Council Directive 2006/112/EC on the common system of value added tax and (iii) outside the United Kingdom and European Union, any similar sales or turnover tax or goods and services tax.

Section 1.2       References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. References to the definitions contained in this Agreement are applicable to the other grammatical forms of such terms. Unless the context otherwise requires, the words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.” Unless the context otherwise requires, references in this Agreement to Articles, Sections and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. The words “written request” when used in this Agreement shall include email. Reference in this Agreement to any time shall be to New York City, New York time unless otherwise expressly provided herein. Unless the context requires otherwise, references in this Agreement to “JSG” shall also be deemed to refer to the applicable member of the JS Global Group, references to “SharkNinja” shall also be deemed to refer to the applicable member of the SharkNinja Group and, in connection therewith, any references to actions or omissions to be taken, or refrained from being taken, as the case may be, by JSG or SharkNinja shall be deemed to require JSG or SharkNinja, as the case may be, to cause the applicable members of the JS Global Group or the SharkNinja Group, respectively, to take, or refrain from taking, any such action.

ARTICLE II
services

Section 2.1       Sourcing Services. Subject to the terms and conditions of this Agreement, during the Term, JSG shall, itself or through its designated Affiliates, (i) manage the relationship with each Approved OEM (including as reasonably requested or directed by SharkNinja), (ii) negotiate written agreements with each Approved OEM with respect to the supply of the Products to SharkNinja (subject to the approval of SharkNinja, including with respect to pricing and other key commercial and supply terms), (iii) oversee production planning and inventory/capacity management with respect to the Products to be procured from each Approved OEM (including as set forth in Section 2.2), (iv) facilitate the supply of the Products directly from each Approved OEM to SharkNinja or its designated Affiliates, and (v) develop relationships with prospective new Approved OEMs (the foregoing clauses (i)-(v), collectively, the “Services”). JSG shall reasonably consult with and keep SharkNinja reasonably informed in connection with the provision of the Services.

Section 2.2       Product Procurement. JSG shall ensure (except as otherwise mutually and reasonably agreed between the Parties with respect to any particular Approved OEM) that each written agreement with an Approved OEM that is negotiated by JSG or its Affiliates after the Effective Date (including, for clarity, amendments and renewals negotiated after the Effective Date to agreements that exist as of the Effective Date) (i) designates SharkNinja (or its designated Affiliate) as an intended third-party beneficiary of such agreement with respect to the Products (except if SharkNinja or any of its Affiliates is a party to such agreement), and (ii) provides for SharkNinja the rights to (A) submit work orders, purchase orders and other such orders for the Products directly to each Approved OEM under such agreement, (B) coordinate directly with each such OEM with respect to the fulfillment of such orders, and (C) perform quality inspections of each Approved OEM’s facilities under such agreement. The Parties acknowledge and agree that SharkNinja may, but is not obligated to, procure the Products from the Approved OEMs managed by JSG during the Term (and, for clarity, nothing herein shall restrict SharkNinja from procuring the Products from Third Parties that are not Approved OEMs or under agreements or relationships not negotiated or managed by JSG or its Affiliates, which products for clarity shall not be subject to this Agreement).

Section 2.3       R&D Services. In the event that SharkNinja determines that it requires research and development, product design or other such services (the “New R&D Services”) from JSG or its Affiliates (including any such Affiliates that operate under the “Joyoung” name), SharkNinja may submit a written request to JSG for such New R&D Services. Upon JSG’s receipt of such request, the Parties shall negotiate in good faith a new agreement for such New R&D Services, including such terms and conditions as are reasonably necessary in connection with the foregoing (including, for clarity, any service fees for such New R&D Services and provisions governing the ownership and treatment of any intellectual property rights arising from such New R&D Services).

Section 2.4       Service Quality. JSG shall, and shall cause its Affiliates to, provide the Services in good faith and to a reasonable commercial standard, consistent with the practice of the Parties prior to the Effective Date (to the extent applicable). JSG shall not, and shall cause its Affiliates not to, enter into any Contract during the Term that it knows would materially prevent JSG from providing the services hereunder.

Section 2.5       Required Consents. Except as otherwise set forth in the SDA, Each Party shall use commercially reasonable efforts to obtain any and all Third Party consents, licenses, approvals or amendments to existing agreements necessary or advisable to allow JSG to provide the Services (the “Required Consents”); provided, that the costs of obtaining, or seeking to obtain, such Required Consents shall be paid by SharkNinja in respect of the Services; provided, further, that JSG shall have provided to SharkNinja reasonable prior notice and SharkNinja shall have provided its prior written consent, in each case, to any such payments in an amount greater than thirty thousand U.S. dollars ($30,000). Each Party shall reasonably cooperate with the other Party in connection with obtaining Required Consents upon such other Party’s request. If, with respect to a Service, the Parties, despite the use of such commercially reasonable efforts, are unable to obtain a Required Consent, JSG shall have no obligation to provide such Service; provided, that the Parties shall use commercially reasonable efforts and reasonably cooperate with each other to minimize the adverse impact therefrom and to identify and arrange for the provision of substitute or alternative services for such Service to the extent reasonably practicable.

Section 2.6       Phase-Out of Services. The Parties acknowledge and agree that (i) JSG is not in the business of providing services such as the Services to Third Parties, and (ii) the Services are intended to be non-exclusive and transitional in nature, to enable SharkNinja to establish independent internal sourcing and product procurement capabilities. SharkNinja shall use commercially reasonable efforts to transition from, and phase-out use of, the Services as soon as reasonably practicable and in any event no later than the end of the Term. In furtherance of the foregoing, for the avoidance of doubt, nothing herein shall be deemed to restrict SharkNinja’s right to negotiate or enter into written agreements with any Approved OEMs, independently of JSG, with respect to the supply of the Products to SharkNinja or its Affiliates, whether during or after the Term.

ARTICLE III
production management & quality control

Section 3.1       Product Specifications. JSG shall use commercially reasonable efforts to ensure that each Approved OEM strictly complies with (or exceeds) all specifications for the Products of which JSG is notified in writing or that have been approved by SharkNinja (as such specifications may be amended or otherwise changed from time to time by SharkNinja upon written notice to JSG); provided, that SharkNinja shall provide to JSG reasonable notice of such specifications and amendments thereto. If either Party or any of its Affiliates becomes aware of any change in applicable Law that would, or would reasonably be expected to, cause the Products, or the specifications for such Products, to not be in compliance with applicable Law, such Party shall promptly notify the other Party in writing of such change in applicable Law, and the Parties shall cooperate in good faith to amend such specifications to the extent necessary to cure such non-compliance.

Section 3.2       Product Standards. JSG shall use commercially reasonable efforts to cause the Approved OEMs to manufacture the Products in accordance with all applicable Laws (including in the country of manufacture and, to the extent of JSG’s knowledge of the intended location of intended sale, the country in which such Products are intended to be sold) and industry standards.

Section 3.3       Governmental Inquiries. JSG shall respond promptly and completely, consistent with its general practices, to answer any inquiries from Governmental Entities regarding the Products, and shall provide all necessary information and documents in case of inspection; provided, that JSG shall not, and shall cause its Affiliates not to, make any significant communication to any Governmental Entity regarding the Products or other subject matter of this Agreement before such communication is approved in writing by SharkNinja (such approval not to be unreasonably withheld, conditioned or delayed), except where not permitted by applicable Law or where the circumstances do not reasonably permit. JSG shall reasonably consult with and keep SharkNinja reasonably informed in connection with any such inquiries or inspections and JSG’s communications related thereto.

Section 3.4       Manufacturer Warranty Passthrough. JSG shall, and shall cause its Affiliates and the Approved OEMs to, use commercially reasonable efforts to transfer and assign to SharkNinja or its designated Affiliate all express and implied manufacturer warranties pertaining to the Products or any component thereof, in each case subject to the terms of the applicable agreements with such Approved OEMs and applicable Laws. To the extent that JSG, its Affiliate or an Approved OEM is unable to transfer and assign such rights, then JSG shall, and shall cause such Affiliate or Approved OEM to, make available to SharkNinja or its designated Affiliate all rights that JSG and its Affiliates hold pursuant to such manufacturer warranties and shall cooperate with SharkNinja in enforcing such warranties, at SharkNinja’s cost and expense (for reasonable out-of-pocket costs incurred by JSG and its Affiliates in connection therewith) and in each case subject to the terms of the applicable agreements with such Approved OEM.

Section 3.5       Inventory. JSG shall use commercially reasonable efforts to ensure that the Approved OEMs maintain a sufficient stock of raw materials and packaging materials (to the extent applicable) to supply the Products to SharkNinja and its designated Affiliates in accordance with this Agreement and the written agreements with such Approved OEMs.

Section 3.6       Quality Inspections. SharkNinja and its designated Affiliates shall have the right to perform quality inspections of any Approved OEM’s facilities in conjunction with inspections conducted by JSG or its Affiliates, in each case subject to the terms of the applicable agreements with each such Approved OEM. JSG shall notify SharkNinja at least ten (10) Business Days prior to a scheduled quality inspection of an Approved OEM’s facilities, and SharkNinja shall be entitled to send representatives to participate in such inspection.

ARTICLE IV
service fees; PAYMENT TERMS

Section 4.1       Service Fee. In consideration of the Services provided by JSG to SharkNinja under this Agreement, SharkNinja shall pay to JSG the following amounts, subject to the annual caps set forth in Schedule 2 in accordance with applicable Law (collectively, the “Service Fees”):

(a)      For the period from the Effective Date until (and including) June 30, 2024, an amount equal to four percent (4%) of the Procurement Amount during such period; and

(b)      For the period from July 1, 2024 until (and including) December 31, 2024, an amount equal to two percent (2%) of the Procurement Amount during such period; and

(c)      For the period from January 1, 2025 until the end of the Term, an amount equal to one percent (1%) of the Procurement Amount during such period.

Section 4.2       Annual Cap. The Parties acknowledge that, with respect to each period set forth in Section 4.1, JSG is not permitted to, and shall not and shall cause its Affiliates not to, continue to provide the Services to SharkNinja if and to the extent that the continued provision of the Services during such period would obligate SharkNinja to pay to JSG Service Fees in excess of the applicable annual cap set forth in Schedule 2 for such period. Accordingly, each Party shall promptly notify the other Party in the event that the Service Fees incurred during such period exceeds eighty percent (80%) of the applicable cap for such period, in which case the Parties shall cooperate in good faith to determine whether to seek to increase the applicable annual cap. In the event that the Parties mutually determine, acting reasonably, to seek to increase the applicable annual cap, JSG shall use commercially reasonable efforts to take any actions necessary and appropriate to increase the applicable annual cap in accordance with the Hong Kong Listing Rules and any other applicable Laws, and SharkNinja shall reasonably cooperate with JSG in connection with the foregoing. Each Party shall bear its own costs and expenses incurred in connection with this Section 4.2.

Section 4.3       Arm’s Length Pricing. The Parties shall periodically review the amounts and other terms of all Service Fees and other payments hereunder to ensure that such payments constitute Arm’s Length Prices. If such review determines that any such payment does not constitute an Arm’s Length Price, then a Party may receive additional compensation from the other Party or may pay additional compensation to the other Party, as necessary, and the Parties may adjust the terms of any Service Fees or other payments thereafter in accordance with Section 9.8.

Section 4.4       Payment Terms.

(a)      Any Service Fees payable pursuant to Section 4.1 shall be paid by SharkNinja or its designated Affiliate (the “Payor”) to JSG (the “Payee”) within forty-five (45) days after receipt of a written invoice from the Payee at the end of each quarter of the calendar year. The Payee shall submit such invoice to the Payor within twenty (20) days after the end of each such quarter, which sets forth the details of the calculation of the Service Fees to be paid by such Payor for such quarter. All Service Fees shall be calculated and paid in U.S. dollars (or, if necessary for legal or tax concerns, other reasonable currency mutually agreed upon by the Parties in writing) in immediately available funds to a bank account designated by the Payee in writing to the Payor. For purposes of determining the Service Fees due and payable in U.S. dollars, the exchange rate shall be determined at the date on which such amount is remitted by the Payor, as reported by the Wall Street Journal (or similar or successor publication if the Wall Street Journal is no longer published).

(b)      If a Payor fails to make a Service Fee payment when due, such Payor shall be required to pay, in addition to any such unpaid amounts, interest on such amounts at (i) the Prime Rate, plus two hundred (200) basis points, or (ii) if lower, the highest rate of interest permitted by applicable Law at such time, in each case compounded monthly from, and including, the relevant due date through the actual date of payment.

(c)      Except as set forth in Section 4.5, the Payor shall make all Service Fee payments to the Payee without set-off, deduction, recoupment or withholding of any kind for Service Fees or other amounts owed or payable by the Payee or its Affiliates to the Payor or its Affiliates, whether under this Agreement or any other Ancillary Agreement, applicable Law or otherwise.

(d)      All amounts treated for the purposes of any VAT as consideration for a supply made pursuant to this Agreement shall be exclusive of applicable VAT. Where Payee is required to account for any VAT to a relevant Tax authority, Payor shall, subject to the receipt of a valid VAT invoice, pay to Payee (in addition to, and at the same time as, the consideration) the amount of such VAT.

Section 4.5       Taxes. All payments made to a Payee under this Agreement shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law requires the deduction or withholding of any Tax from any payment to a Payee, then (i) the Payor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Entity in accordance with applicable Law, and (ii) the sum payable to the Payee shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.5), the Payee receives an amount equal to the sum it would have received had no such deduction or withholding been made. If any payment made pursuant to this Agreement is eligible for a reduction in the rate of, or the elimination of, any applicable withholding Tax, the Parties agree to cooperate and use commercially reasonable efforts to reduce the applicable rate of withholding or to relieve the Payor of its obligation to withhold such Tax; provided, that for the avoidance of doubt, such cooperation and the provisions of this Section 4.5 shall not require the Payee to alter the entities receiving payments under this Agreement.

Section 4.6       Transfer Pricing. If any Party (“the first Party”) suffers a transfer pricing adjustment in relation to any amount paid or payable under this Agreement and that adjustment increases the Tax payable by (or decreases the Tax relief available to) the first Party, the other Party (“the second Party”) shall make a payment to the first Party in an amount equal to that increase in Tax (or decrease in relief). The second Party shall make any payment due hereunder no less than ten (10) days before the Tax referred to in that clause (including any Tax that would not have been payable, or which is payable earlier than would have been the case, if any Tax relief had not been decreased) is payable. For purposes of this Section 4.6, a “transfer pricing adjustment” is any adjustment to the profits or losses of a person for Tax purposes asserted by a Tax authority whether by way of assessment or reassessment or otherwise and includes any such adjustment under Part 4 of the Taxation (International and Other Provisions) Act 2010. The Parties agree to pursue all reasonable legal remedies to avoid double taxation that may result from such a transfer pricing adjustment or from any conforming or correlative adjustments that may be necessary on account of such transfer pricing adjustment.

ARTICLE V
confidentiality

Section 5.1       Confidentiality. Each Party acknowledges that, in connection with this Agreement, it or its Affiliates may gain access to Confidential Information of the other Party or its Affiliates. Each Receiving Party shall, in perpetuity, (i) not use the Confidential Information of the Disclosing Party, other than as necessary to exercise its rights and perform its obligations under this Agreement, and (ii) maintain the Confidential Information of the Disclosing Party in strict confidence and, subject to Section 5.2, not disclose the Confidential Information of the Disclosing Party without the Disclosing Party’s prior consent; provided, that the Receiving Party may disclose the Confidential Information as otherwise permitted in this Article V.

Section 5.2       Disclosure. The Receiving Party may disclose, or may permit disclosure of, Confidential Information of the Disclosing Party (i) to its respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such Information for auditing and other non-commercial purposes and are informed of the obligation to hold such Information confidential and in respect of whose failure to comply with such obligations, the applicable Party will be responsible, (ii) if any Party or any of its respective Affiliates is required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of Law or stock exchange rule or is advised by outside counsel in connection with a proceeding brought by a Governmental Entity that it is advisable to do so, (iii) as required in connection with any legal or other proceeding by one Party (or member of its Group) against the other Party (or member of such other Party’s Group) or in respect of claims by one Party against the other Party (or member of such other Party’s Group) brought in a proceeding, (iv) as necessary in order to permit a Party (or member of its Group) to prepare and disclose its financial statements in connection with any regulatory filings or Tax Returns, (v) as necessary for a Party (or member of its Group) to enforce its rights or perform its obligations under this Agreement, (vi) to Governmental Entities in accordance with applicable procurement regulations and contract requirements or (vii) to other Persons in connection with their evaluation of, and negotiating and consummating, a potential strategic or financing transaction, to the extent reasonably necessary in connection therewith; provided, that an appropriate and customary confidentiality agreement has been entered into with the Person receiving such Confidential Information. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made by a Third Party pursuant to clause (ii), (iii), (v) or (vi) above, each Party, as applicable, shall promptly notify (to the extent permissible by Law) the Party to whom (or to whose Group) the Confidential Information relates of the existence of such request, demand or disclosure requirement and shall provide such affected Party (and/or any applicable member of its Group) a reasonable opportunity to seek an appropriate protective order or other remedy, which such Party will cooperate in obtaining to the extent reasonably practicable. In the event that such appropriate protective order or other remedy is not obtained, the Party which faces the disclosure requirement shall furnish only that portion of the Confidential Information that is required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded such Confidential Information.

ARTICLE VI
term; termination

Section 6.1       Term. This Agreement shall commence as of the Effective Date and, unless and until earlier terminated in accordance with Section 6.2, shall continue in full force and effect for twenty-four (24) months thereafter (the “Term”).

Section 6.2       Termination.

(a)      Mutual Termination. The Parties may terminate this Agreement upon the mutual consent of both Parties.

(b)      Termination for Breach. Each Party may terminate this Agreement upon sixty (60) days’ prior written notice to the other Party in the event that the other Party (i) materially breaches this Agreement, and (ii) does not cure such breach within such sixty (60) day period.

(c)       Termination for Assignment. Either Party may terminate this Agreement (or the applicable portion) upon written notice to the other Party in the event that the other Party assigns this Agreement (or such applicable portion) to a Third Party, with such termination to be effective as of the date designated by such terminating Party.

(d)      Other Termination. SharkNinja may terminate this Agreement at its discretion upon forty five (45) days’ prior written notice to JSG. In the event that such early termination of this Agreement in accordance with this Section 6.2(d) results in the payment of additional out-of-pocket fees under any agreement with any Approved OEM due to such early termination and/or JSG incurs additional out-of-pocket wind-down costs, in each case, directly as a result of such early termination, all such reasonable costs shall be payable by SharkNinja subject to (i) JSG providing reasonable notice of all such fees and costs to SharkNinja and (ii) SharkNinja confirming in writing such early termination in view of such fees and costs.

Section 6.3       Consequences of Termination; Survival.

(a)      Upon the end of the Term (whether by expiration or termination), subject to Section 6.3(b), all services, licenses and rights granted hereunder shall immediately terminate.

(b)      Notwithstanding anything to the contrary in this Article VI, Article I, Section 3.3, Section 3.4 (solely with respect to such manufacturer warranties provided during the Term that remain in effect after the Term), Article IV (solely with respect to payment obligations that accrued prior to the effective date of expiration or termination), Article V, this Section 6.3(b), Article VIII and Article IX shall survive the end of the Term (whether by expiration or termination).

ARTICLE VII
representations & warranties

Section 7.1       Representations & Warranties. Each Party hereby represents and warrants to the other Party that (i) such first Party has the requisite authority and power, and has taken all requisite actions, to execute and perform this Agreement, and (ii) this Agreement constitutes a legal, valid and binding obligation of such first Party, enforceable against such Party in accordance with its terms.

Section 7.2       Disclaimer of Representations & Warranties. EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SDA OR ANY OTHER ANCILLARY AGREEMENTS, THE PARTIES EXPRESSLY DISCLAIM AND WAIVE ANY AND ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING WITH REGARD TO QUALITY, PERFORMANCE, NON-INFRINGEMENT, NON-DILUTION, VALIDITY, COMMERCIAL UTILITY, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE), AND EACH ACKNOWLEDGES AND AGREES THAT IT HAS NOT AND WILL NOT RELY ON ANY SUCH REPRESENTATIONS OR WARRANTIES.

ARTICLE VIII
indemnification; limitations of liability

Section 8.1       Indemnification.

(a)      JSG shall indemnify, defend and hold harmless SharkNinja and its Affiliates and their respective directors, officers, employees, representatives and agents (the “SharkNinja Indemnitees”) from and against any and all Indemnifiable Losses of the SharkNinja Indemnitees to the extent relating to, arising out of, by reason of or otherwise in connection with (i) gross negligence or willful misconduct of JSG or its Affiliates in the performance of this Agreement, and (ii) breach by JSG of this Agreement, in each case (in respect of the foregoing clauses (i)-(ii)), except to the extent that such Indemnifiable Losses are subject to indemnification by SharkNinja pursuant to Section 8.1(b).

(b)      SharkNinja shall indemnify, defend and hold harmless JSG and its Affiliates and their respective directors, officers, employees, representatives and agents (the “JSG Indemnitees”) from and against any and all Indemnifiable Losses of the JSG Indemnitees to the extent relating to, arising out of, by reason of or otherwise in connection with (i) gross negligence or willful misconduct of SharkNinja or its Affiliates in the performance of this Agreement, (ii) breach by SharkNinja of this Agreement, and (iii) except to the extent subject to indemnification by JSG pursuant to Section 8.1(a), the provision, receipt and use of the Services for, by or on behalf of the SharkNinja Group hereunder, in each case (in respect of the foregoing clauses (i)-(iii)), except to the extent that such Indemnifiable Losses are subject to indemnification by JSG pursuant to Section 8.1(a).

Section 8.2       Indemnification Procedures. The indemnification procedures set forth in Section 7.4 of the SDA shall apply to the matters indemnified hereunder, mutatis mutandis.

Section 8.3       Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT (INCLUDING THIS ARTICLE VIII), IN NO EVENT SHALL SHARKNINJA, JSG OR THEIR RESPECTIVE AFFILIATES BE LIABLE, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, AT LAW OR IN EQUITY, FOR PUNITIVE, EXEMPLARY, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES ARISING FROM OR RELATING TO ANY CLAIM MADE UNDER THIS AGREEMENT (EXCEPT FOR ALL SUCH COMPONENTS OF AWARDS PAID TO A THIRD PARTY IN ANY THIRD-PARTY CLAIM INDEMNIFIED HEREUNDER, INCLUDING COMPONENTS OF SUCH THIRD-PARTY CLAIM RELATING TO ANY OF THE FOREGOING AND ATTORNEYS’ FEES).

ARTICLE IX
miscellaneous

Section 9.1       Dispute Resolution. The Parties acknowledge and agree that the Article IX of the SDA is hereby incorporated into this Agreement, and shall apply to the transactions contemplated by this Agreement to the extent applicable, mutatis mutandis.

Section 9.2       Assignment. Neither this Agreement nor any of the rights, interests or obligations of a Party under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by such Party without the prior consent of the other Party; provided, that such first Party (i) may assign, in whole or in part, by operation of law or otherwise, this Agreement to one or more of its Affiliates, and (ii) subject to Section 6.2(c), may assign, in whole or in relevant part, by operation of law or otherwise, this Agreement to the successor to all or the relevant portion of the business or assets to which this Agreement relates; provided, further, that (x) the assigning Party shall promptly notify the non-assigning Party in writing of any assignments it makes under the foregoing clause (ii), and (y) in either case of the foregoing clauses (i) or (ii), the party to whom this Agreement is assigned shall agree in writing to be bound by the terms of this Agreement as if named as a “Party” hereto with respect to all or such portion of this Agreement so assigned. Any assignment or other disposition in violation of this Section 9.2 shall be void. No assignment shall relieve the assigning Party of any of its obligations under this Agreement that accrued prior to such assignment unless agreed to by the non-assigning Party.

Section 9.3       Entire Agreement; Construction. This Agreement, including the Schedules hereto, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the SDA or any other Ancillary Agreement or Continuing Arrangement (except for the Brand License Agreement), this Agreement shall control, and in the event and to the extent that there shall be a conflict between this Agreement and the Brand License Agreement then the Brand License Agreement shall control.

Section 9.4       Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in more than one counterpart, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.

Section 9.5       Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in English, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email (provided no “error” message or other notification of non-delivery is received by the sender of any such email; followed by delivery of an original via overnight courier service) or by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.5):

To JSG:

JS Global Trading HK Limited
[●]
Attn: [●]
Email: [●]

with a copy (which shall not constitute notice) to:

Clifford Chance LLP
[●]
Attn: [●]
Email: [●]

To SharkNinja:

SharkNinja (Hong Kong) Company Limited
[●]
Attn: [●]
Email: [●]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
[●]
Attn: [●]
Email: [●]

Section 9.6       Waivers; Consents. Any provision of this Agreement may be waived, if and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any consent or approval required or permitted to be given by a Party to the other Party or its Affiliates under this Agreement shall be in the sole and absolute discretion of the Party giving, conditioning or denying such consent or approval (unless a different standard is expressly set forth herein therefor), shall only be effective if given in writing and signed by the Party giving such consent and shall be effective only against such Party (and the members of its Group).

Section 9.7       Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted assigns.

Section 9.8       Amendment. This Agreement may not be modified or amended except by an agreement in writing signed by both Parties.

Section 9.9       No Circumvention. The Parties agree not to directly or indirectly take any actions, act in concert with any Person who takes an action, or cause or allow any member of any such Party’s Group to take any actions (including the failure to take a reasonable action) such that the resulting effect is a breach or, in the case where a Party acts in concert with any Person who takes such action, would be a breach of any of the provisions of this Agreement.

Section 9.10     Third Party Beneficiaries. Except as specifically provided herein, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon Third Parties any remedy, claim, liability, reimbursement, claim of Action or other right in excess of those existing without reference to this Agreement.

Section 9.11     Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 9.12     Governing Law. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

Section 9.13     Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.14     No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

* * * * *

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IN WITNESS WHEREOF, this Agreement has been duly executed by the authorized representatives of the Parties as of the day and year first above written.

SHARKNINJA (HONG KONG) COMPANY LIMITED

By:
Name:
Title:

JS GLOBAL TRADING HK LIMITED

By:
Name:
Title:

[Signature Page to Sourcing Services Agreement – JS Global]